UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 25, 2005

NASTECH PHARMACEUTICAL COMPANY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway
Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)
(425) 908-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
UNDERWRITING AGREEMENT
PRESS RELEASE

Item 1.01 Entry Into a Material Definitive Agreement.
     On August 30, 2005, Nastech Pharmaceutical Company Inc. (the “Company”) completed the sale of 1,725,000 shares of its common stock, par value $0.006 per share (the “Offering”). The Offering was priced on August 25, 2005 at a public offering price of $13.50 per share and was made pursuant to a shelf registration statement that became effective on October 8, 2004. The Company received gross proceeds from the Offering of $23,287,500 before deducting underwriting discounts and commission and offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, including, among other things, funding of Nastech’s intranasal Parathyroid Hormone (PTH 1-34) and RNAi clinical research and development programs, the clinical development of Nastech’s other product candidates, capital expenditures and working capital needs.
     In connection with the foregoing, the Company hereby files the following documents:
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated August 25, 2005 by and among Nastech Pharmaceutical Company Inc. and Needham & Company, LLC, SunTrust Capital Markets, Inc. and Delafield Hambrecht, Inc. as representatives of the several underwriters.
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated August 25, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

Dated: August 30, 2005	By:	/s/ Gregory L. Weaver

Gregory L. Weaver Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated August 25, 2005 by and among Nastech Pharmaceutical Company Inc. and Needham & Company, LLC, SunTrust Capital Markets, Inc. and Delafield Hambrecht, Inc. as representatives of the several underwriters.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated August 25, 2005.